UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2006

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, Radian’s stockholders approved an amendment to the Radian Group Inc. Equity Compensation Plan to extend the term of the plan by two years from December 31, 2006 through December 31, 2008. The amendment does not amend any other provision of the plan or increase the number of shares available for issuance under the plan. Executive officers and other employees of Radian and its affiliates are eligible to participate in the plan. Radian’s non-employee directors also are eligible to participate in the plan, but are not permitted to receive grants of incentive stock options under the plan.

A copy of the Radian Group Inc. Equity Compensation Plan, as amended and restated, is incorporated herein by reference to Appendix A to our Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 18, 2006.

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2006, we posted on our website a quarterly operating supplement for the first quarter of 2006, providing financial and other statistical information for our financial guaranty business. The quarterly operating supplement includes selected financial information prepared on a statutory accounting basis. The quarterly operating supplement is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 to this report and the information included in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 9, 2006, Roy J. Kasmar, Radian’s President and Chief Operating Officer, resigned from the position of Chief Operating Officer, effective immediately. Mr. Kasmar resigned from this position in order to allow him more time to pursue his new responsibilities as the head of Radian’s International Mortgage and Strategic Initiatives. Mr. Kasmar will continue to serve as President of Radian.

In connection with Mr. Kasmar’s resignation, the responsibilities of the Chief Operating Officer were reassigned among Radian’s existing executive officers. Radian’s Board of Directors does not intend to appoint a new Chief Operating Officer at this time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 9, 2006, in connection with Mr. Kasmar’s resignation as Radian’s Chief Operating Officer as discussed in Item 5.02 above, Radian’s Board of Directors amended and restated Radian’s By-Laws to eliminate the requirement that the President serve as “chief operating officer.” Section 5.07 of the By-Laws formerly provided that the President would serve as chief operating officer and would perform those duties assigned by the Board or the Chairman of the Board. As amended, Section 5.07 now provides that the President will perform only those duties assigned by the Board or the Chairman of the Board.

Radian’s Amended and Restated By-laws, which became effective upon approval by the Board, are filed as Exhibit 3.2 to this report and are incorporated into this Item 5.03 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

*3.2	Amended and Restated By-Laws of Radian Group Inc.

+10.1	Radian Group Inc. Equity Compensation Plan (Amended and Restated May 9, 2006)(1)

*99.1	Radian Asset Assurance Inc. – Quarterly Operating Supplement, First Quarter 2006

*	Filed herewith.
+	Management contract or compensatory arrangement.
(1)	Incorporated by reference to Appendix A to our Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: May 12, 2006	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
*3.2	Amended and Restated By-Laws of Radian Group Inc.

+10.1	Radian Group Inc. Equity Compensation Plan (Amended and Restated May 9, 2006)(1)

*99.1	Radian Asset Assurance Inc. – Quarterly Operating Supplement, First Quarter 2006

*	Filed herewith.
+	Management contract or compensatory arrangement.
(1)	Incorporated by reference to Appendix A to our Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 18, 2006.